Exhibit 1

Pricing Agreement, dated May 9, 2003

Pricing Agreement

May 9, 2003

Citigroup Global Markets Limited

Dresdner Bank AG London Branch

        As Representatives of the several

                Underwriters named in Schedule I hereto,

c/o Dresdner Bank AG London Branch,

        Riverbank House,

                2 Swan Lane,

                        London EC4R 3UX, England.

Ladies and Gentlemen:

The Republic of South Africa (“South Africa”) proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated December 8, 1994 (the “Underwriting Agreement”), to issue and sell to the several underwriters specified in Schedule I hereto, for whom Citigroup Global Markets Limited and Dresdner Bank AG London Branch are acting as Representatives (collectively, the “Underwriters”), the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of the Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of itself and each of the other Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statements, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, South Africa agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from South Africa, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

South Africa has been informed of the existence of the United Kingdom Financial Services Authority (“FSA”) stabilizing guidance contained in Section MAR 2 Ann 2G of the Handbook of rules and guidance issued by the FSA.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and South Africa. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to South Africa for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

This Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

REPUBLIC OF SOUTH AFRICA

By:	/s/ Brian Molefe
Name:	Brian Molefe
Title:	Deputy Director-General of the National Treasury of the Republic of South Africa

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ IR Holloway
	Name:	IR Holloway
	Title:	Authorized Signatory
On behalf of each of the other Underwriters

DRESDNER BANK AG LONDON BRANCH

By:	/s/ Susan Dingilian
	Name:	Susan Dingilian
	Title:	Authorized Signatory
On behalf of each of the other Underwriters

By:	Sean Park
	Name:	Sean Park
	Title:	Authorized Signatory
On behalf of each of the other Underwriters

SCHEDULE I

Underwriter	Principal Amount of Designated Securities
Citigroup Global Markets Limited Citigroup Centre Canada Square Canary Wharf London E14 5LB, England	€562,500,000

Dresdner Bank AG London Branch Riverbank House 2 Swan Lane London EC4R 3UX, England	€562,500,000

The Standard Bank of South Africa Limited Standard Bank Centre 3 Simmonds Street Johannesburg 2001 South Africa	€125,000,000

Total	€1,250,000,000

SI - 1

SCHEDULE II

Title of Designated Securities:

5.25 % Notes due May 16, 2013.

Aggregate principal amount:

€1,250,000,000.

Price to Public:

99.241% of the principal amount of the Designated Securities, plus accrued interest, if any, from May 16, 2003.

Purchase Price by Underwriters:

98.991% of the principal amount of the Designated Securities, plus accrued interest, if any, from May 16, 2003.

Expenses:

For purposes of this Pricing Agreement, Section 6 of the Underwriting Agreement is hereby amended as follows:

All expenses related to the issue of the Designated Securities (other than the United States Securities and Exchange Commission filing fees and South Africa’s own traveling and accommodation expenses incurred in connection with the roadshow, which will be borne by South Africa) will be borne by the Underwriters in the same proportions as their respective purchase obligations as set forth in Schedule I hereto.

Specified funds for payment of purchase price:

Immediately available funds.

Fiscal Agency Agreement:

Amended and Restated Fiscal Agency Agreement, dated as of May 15, 2003, between South Africa and Deutsche Bank Trust Company Americas (formerly named Bankers Trust Company), as Fiscal Agent.

S II - 1

Registration Statement under Schedule B of the Securities Act of 1933:

File Nos. 33-85932 and 333-11546.

For all purposes of the Underwriting Agreement and this Pricing Agreement, the definition of “Registration Statement” in Section 2(a) of the Underwriting Agreement shall include the two registration statements filed by South Africa, Nos. 33-85932 and 333-11546, and the various parts thereof that are referred to in such definition.

Maturity:

May 16, 2013.

Interest Rate:

5.25%.

Interest Payment Dates:

May 16 of each year commencing May 16, 2004.

Redemption Provisions:

None.

Sinking Fund Provisions:

None.

Further Issues:

As set forth under the caption “Description of Notes—Further Issues” in the Prospectus Supplement dated the date hereof relating to the Designated Securities.

Time of Delivery:

1:00 P.M. London time, May 16, 2003.

Closing Location:

Offices of Sullivan & Cromwell LLP

1 New Fetter Lane

London EC4A 1AN, England

S II - 2

Names and addresses of Representatives:

Designated Representatives:

Citigroup Global Markets Limited

Dresdner Bank AG London Branch

Address for Notices, etc:

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB, England

Dresdner Bank AG London Branch

Riverbank House

2 Swan Lane

London EC4R 3UX, England

Selling Restrictions:

Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Designated Securities, severally represents to and agrees with South Africa that it has complied and will comply with all selling restrictions set forth under the caption “Underwriting” in the Prospectus Supplement dated the date hereof relating to the Designated Securities.

Listings:

The Luxembourg Stock Exchange.

S II - 3